Exhibit 99.2

NASDAQ: FCTR Third Quarter Conference Call Thursday, October 14, 2004

Forward Looking Statements 2 This news release contains forward looking statements with respect to the financial conditions and results of operations of First Charter Corporation. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) projected results in connection with the implementation of our business plan and strategic initiatives are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the Corporation does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected; (6) changes in the interest rate environment reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto adversely affect the businesses in which the Corporation is engaged; (9) regulatory compliance cost increases are greater than expected; and (10) the passage of future tax legislation, or any negative regulatory, administrative or judicial position, may adversely impact the Corporation. For further information and other factors which could affect the accuracy of forward looking statements, please see First Charter's reports filed with the SEC pursuant to the Securities Exchange Act of 1934 which are available at the SEC's website (www.sec.gov) or at First Charter's website (www.FirstCharter.com). Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management's judgments only as of the date hereof. The Corporation undertakes no obligation to publicly revise those forward looking statements to reflect events and circumstances that arise after the date hereof.

3 Third Quarter Summary

4 Third Quarter Summary ....as provided in the July 13, 2004 Conference Call Guidance Stable interest rates Improving economic environment Security gains of $250,000 No loss/income from equity method investments, property gains, or trading activities Actual Results Increased interest rates Stable economic environment Security gains of $1,267,000 $7,000 net gain from equity method investments, property gains, and trading activities.

5 Third Quarter Summary ....as provided in the July 13, 2004 Conference Call Guidance Balance Sheet Loans and loans held for sale growth 3% Investment securities flat Deposit growth 2% Other borrowings flat Actual Results Balance Sheet Loans and loans held for sale grew 2% Investment securities increased 2% Deposits decreased 1% Other borrowings increased 5%

6 Third Quarter Summary ....as provided in the July 13, 2004 Conference Call Guidance Income Statement Net interest income growth 4% Noninterest income growth 4% Noninterest expense flat Net income of $0.35- $0.39 per share Actual Results Income Statement Net interest income grew 3% Noninterest income grew 8% Noninterest expense declined 1% Net income of $0.38 per share

Loans and Loans Held for Sale 7 Loans and Loans Held for Sale As of June 30, 2004 $ 2,375.0 MM Securitized Loans $ (19.5) MM Growth $ 75.2 MM Loans and Loans Held for Sale as of September 30, 2004 $ 2,430.7 MM % Growth in Loans and Loans Held for Sale for the Quarter 3.2% % Growth in Loans and Loans Held for Sale (net of securitized loans) 2.3% % Annualized Growth Rate in Loans and Loans Held for Sale (net of securitized loans) 9.2%

Loan Portfolio Detail 8 Commercial Loans 55% of Total Loans Retail Loans 45% of Total Loans 98% Secured $210M Average Loan Size 99% Secured $21M Average Loan Size Total Loans $2.43 billion Commercial Mortgage 33% Commercial 9% Construction 14% Consumer 12% Home Equity 19% Residential Mortgage 13% ....as of September 30, 2004

Credit Quality Ratios 9 Third Quarter 2004 Second Quarter 2004 Past Dues 0.61% 0.47% Non-performing Loans 0.59% 0.53% Non-performing Assets 0.79% 0.79% Net Charge-Offs 0.13% 0.29% Allowance for Loan Losses 1.11% 1.11%

Deposits ....Compared to December 31, 2003 10 Total Deposits Increased $129.2 million or 5.3% Transactional accounts increased $123.9 million Time deposits increased $5.3 million Deposit mix:

11 Our Community Banking Strategy Is Working!

How Our Community Banking 12 Acquiring New Customers Retaining Existing Customers Providing Exceptional Service Strategy Works

How Our Community Banking 13 Acquiring New Customers Retaining Existing Customers Providing Exceptional Service Strategy Works

Exceptional Service 14 Overall, how satisfied were you with the service that you received the last time you visited First Charter Bank? QUARTERLY CUSTOMER SURVEY Final Question: Very Satisfied Satisfied Somewhat Satisfied Dissatisfied Very Dissatisfied 82%

....Consistently Delivering "Expect More" Service Exceptional Service 3Q/01 4Q/01 1Q/02 2Q/02 3Q/02 4Q/02 1Q/03 2Q/03 3Q/03 4Q/03 1Q/04 2Q/04 3Q/04 70 72 74 75 79 83 80 80 82 81 80 83 82 *Quarterly independent survey of approximately 1,600 customers. 15 Industry Average Very Satisfied 54% *Percent of Very Satisfied Customers

How Our Community Banking 16 Acquiring New Customers Retaining Existing Customers Providing Exceptional Service Strategy Works

Acquiring Customers 17 Checking Account Marketing Program (CHAMP)

16332 19068 40995 29635 ....CHAMP Results as of September 30, 2004 2004 Goal: 40,000 New Checking Accounts Acquiring Customers 2002 2003 18 Net Fee Revenue Per Account $203 2001 2004 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9

88151 99774 ....*Core Household Growth Acquiring Customers 19 09/30/03 09/30/04 *Core Household includes a Checking Account. 13% Increase

Acquiring Customers 20 Strong Service Culture = Multiple Product Sales 09/30/04 Products Sold 37,315 13,409 2.8 Cross-Sell Ratio 09/30/04 New Core Retail HHs

How Our Community Banking 21 Acquiring New Customers Retaining Existing Customers Providing Exceptional Service Strategy Works

....Customer Retention Ratio Retaining Customers 22 Banking Industry Average 09/30/04 77% 86%

Value of Improved Customer Retention Retained 9,500 more accounts annually than industry average $203 average annual net fee revenue per account Value of retained accounts is $1.9 million annually 23

24 Earnings Guidance

Guidance Fourth Quarter 2004 25 Assumptions Stable interest rates Improving economic environment Security gains of $250,000 No loss/income from equity method investments, trading activities, or property gains

Guidance Fourth Quarter 2004 26 Balance Sheet Change from Third Quarter 2004 Loans and loans held for sale growth 2% Investment securities flat Deposit growth 2% Other borrowings flat

Guidance Fourth Quarter 2004 27 Income Statement Change from Third Quarter 2004 Net interest income growth 2% Noninterest income decrease 3% Noninterest expense growth 4% Net income of $0.35-$0.39 per share Net income of $1.38-$1.42 per share for the year

NASDAQ: FCTR 28